                                                                    EXHIBIT 10.1





                           PURCHASE AND SALE AGREEMENT




                                 BY AND BETWEEN




                          THE MILLS LIMITED PARTNERSHIP
                                  ("PURCHASER")



                                       AND



                           SIMON PROPERTY GROUP, L.P.,
                        M.S. MANAGEMENT ASSOCIATES, INC.,
                     SIMON PROPERTY GROUP (TEXAS), L.P., AND
                          SPG REALTY CONSULTANTS, L.P.
                                   ("SELLER")

                                TABLE OF CONTENTS

                                                                                                           PAGE
Article I.       INCORPORATION OF RECITALS...................................................................3
    Section 1.01      Incorporation of Recitals..............................................................3
Article II.      PURCHASE AND SALE OF SIMON INTERESTS........................................................3
    Section 2.01      Purchase and Sale......................................................................3
Article III.     PURCHASE PRICE AND OTHER ECONOMIC CONSIDERATION.............................................3
    Section 3.01      Purchase Price.........................................................................3
    Section 3.02      Payment of Purchase Price..............................................................3
    Section 3.03      Other Economic Consideration...........................................................4
Article IV.      REPRESENTATIONS AND WARRANTIES..............................................................4
    Section 4.01      Seller's Representations and Warranties................................................4
    Section 4.02      Purchaser's Representations and Warranties.............................................5
    Section 4.03      Pre-Closing Disclosure.................................................................6
    Section 4.04      Survival...............................................................................6
Article V.       CONDITIONS PRECEDENT........................................................................6
    Section 5.01      Purchaser's Conditions Precedent.......................................................6
    Section 5.02      Seller's Conditions Precedent..........................................................7
    Section 5.03      Mutual Cooperation.....................................................................8
    Section 5.04      Simultaneous Closings..................................................................8
    Section 5.05      Approval Deadline; Termination........................................................10
    Section 5.06      Waivers of Conditions Precedent.......................................................11
    Section 5.07      Failure of Conditions Precedent Not A Default.........................................11
Article VI.      CLOSING....................................................................................11
    Section 6.01      Closing Date..........................................................................11
    Section 6.02      Closing Documents.....................................................................11
    Section 6.03      Credits, Prorations and Post-Closing Payments.........................................14
    Section 6.04      Closing Costs.........................................................................16
    Section 6.05      Post-Closing Payment..................................................................16
Article VII.     INTERIM OPERATIONS.........................................................................16
    Section 7.01      Interim Operations....................................................................16
Article VIII.    CASUALTY AND CONDEMNATION..................................................................17
    Section 8.01      Casualty and Condemnation.............................................................17
Article IX.      CLOSING DOES NOT OCCUR; DEFAULTS AND REMEDIES..............................................17
    Section 9.01      Seller Default Prior to Closing.......................................................17
    Section 9.02      Purchaser Default.....................................................................18
    Section 9.03      No Tender Required....................................................................18
    Section 9.04      Special Termination Payment...........................................................18
    Section 9.05      Rights after Closing..................................................................18
Article X.       MISCELLANEOUS..............................................................................18
    Section 10.01     Assignment............................................................................18
    Section 10.02     Entire Agreement......................................................................18
    Section 10.03     Time..................................................................................19


    Section 10.04     Notices...............................................................................19
    Section 10.05     Governing Law.........................................................................20
    Section 10.06     Counterparts..........................................................................20
    Section 10.07     Waiver................................................................................20
    Section 10.08     Severability..........................................................................20
    Section 10.09     Jury..................................................................................20
    Section 10.10     Further Assurances....................................................................21
    Section 10.11     Attorneys' Fees.......................................................................21
    Section 10.12     No Third-Party Beneficiaries..........................................................21
    Section 10.13     No Disclosure.........................................................................21
    Section 10.14     Public Notices........................................................................21
    Section 10.15     Schedules and Exhibits................................................................21
    Section 10.16     Interpretation........................................................................21

EXHIBITS

Exhibit A         -        The Venture Companies
Exhibit B         -        Organizational Documents
Exhibit C         -        Ownership Chart
Exhibit D         -        Form of Promissory Note - G-2 Site
Exhibit E         -        Allocation of Purchase Price
Exhibit F         -        Form of Kan Am Assumption Agreements
Exhibit G         -        Schedule of Mortgage Debt
Exhibit H         -        Form of Houston/Interfin Modification Documents
Exhibit H-1       -        Form of Houston/Interfin Restrictive Covenant
Exhibit H-2       -        Form of Second Amended and Restated Limited Partnership Agreement of Houston
                           Development I, Limited Partnership
Exhibit H-3       -        Form of Amendment to Katy Mills Department Store Restriction
Exhibit I         -        Schedule of Simon Kan Am Guaranties
Exhibit J         -        Form of Assignment and Assumption of Partnership Interests
Exhibit K         -        Form of Assignment and Assumption of Membership Interests
Exhibit L         -        Form of Stock Power
Exhibit M         -        Form of Master Agreement Termination
Exhibit N         -        Form of Non-Compete Agreement

SCHEDULES

Schedule 6.03(A)  -        Adjustments to Distributable Cash
Schedule 6.03(B)  -        Adjustments for Tenant Improvement Costs
Schedule 6.03(C)  -        Budgeted Distributable Cash and Revenues


                           PURCHASE AND SALE AGREEMENT


         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made and entered into as of the 29th day of April, 2002 (the "EFFECTIVE DATE"), by and between
(A) THE MILLS LIMITED PARTNERSHIP, a Delaware limited partnership, as purchaser ("PURCHASER") on its own behalf and on behalf of the Mills Interest Holders (defined below), and (B) SIMON PROPERTY GROUP, L.P., a Delaware limited partnership, M.S. MANAGEMENT ASSOCIATES, INC., a Delaware corporation, SIMON PROPERTY GROUP (TEXAS), L.P., a Texas limited partnership, and SPG REALTY CONSULTANTS, L.P., a Texas limited partnership, collectively as seller ("SELLER").

                                R E C I T A L S:
                                ---------------

        A. Purchaser and Seller are parties to two separate letter agreements dated August 16, 1995 and November 30, 1995 (collectively, the "MASTER AGREEMENT"), pursuant to which Purchaser and Seller developed and currently own interests, directly or indirectly, in the following shopping centers:

        (i)      Arizona Mills, Tempe, Arizona ("ARIZONA MILLS");

        (ii)     Arundel Mills, Hanover, Maryland ("ARUNDEL MILLS");

        (iii)    Concord Mills, Concord, North Carolina ("CONCORD MILLS");

        (iv)     Grapevine Mills, Grapevine, Texas ("GRAPEVINE MILLS"); and

        (v)      Ontario Mills, Ontario, California ("ONTARIO MILLS").

Arizona Mills, Arundel Mills, Concord Mills, Grapevine Mills and Ontario Mills are sometimes referred to individually as a "PROJECT" or collectively as the "PROJECTS." In addition, pursuant to the Master Agreement, Purchaser and its affiliates (collectively, "MILLS") and Seller and its affiliates (collectively, "SIMON") have jointly pursued certain additional developments and other opportunities (the "POTENTIAL DEVELOPMENTS"), including without limitation, a potential project in San Francisco, California known as "CANDLESTICK MILLS".

        B. Separate and apart from the Master Agreement, Simon owns a controlling interest and Mills owns a non-controlling interest in (i) Houston Development I Limited Partnership, a Texas limited partnership, and (ii) its general partner, Houston Development LLC, a Texas limited liability company (collectively, the "INTERFIN DEVELOPMENT COMPANIES"). Houston Development I, Limited Partnership owns a parcel of land that is located in Harris County, Texas and is known by the parties and referred to herein as the "HOUSTON/INTERFIN SITE." The Houston/Interfin Site is not included within the terms "PROJECT" or "POTENTIAL DEVELOPMENT" hereunder.

        C. The ownership interests of Mills and Simon in the Projects consist of the interests identified on EXHIBIT A attached hereto and by this reference made a part hereof in certain limited partnerships (collectively, the "PARTNERSHIPS"), limited liability companies (collectively, the "LLCS") and corporations (collectively, the "CORPORATIONS") (the Partnerships, the LLCs and the Corporations are sometimes referred to collectively as the "VENTURE COMPANIES"). EXHIBIT A identifies the Project to which each Venture Company relates, and the role of the Venture Company in connection therewith. The Venture Companies for a given Project are sometimes referred to herein collectively by the name of the Project, as for example the "ARIZONA MILLS VENTURE COMPANY." Each entity (including the entities comprising Seller) that owns a direct interest in a Venture Company and which is directly or indirectly owned or controlled by Seller or Simon, is referred to herein as a "SIMON INTEREST HOLDER." Each entity that owns a direct interest in a Venture Company and which is directly or indirectly owned or controlled by Purchaser or by Mills is referred to herein as a "MILLS INTEREST HOLDER." The term "VENTURE COMPANIES" does not include the Interfin Development Companies.

        D. The organizational documents for the Venture Companies are identified on EXHIBIT B attached hereto and by this reference made a part hereof (the "ORGANIZATIONAL DOCUMENTS"). In connection with the management and operation of the Venture Companies, the Mills Interest Holders and the Simon Interest Holders are parties to the applicable limited liability company operating agreements ("OPERATING AGREEMENTS"), limited partnership agreements (collectively, the "PARTNERSHIP AGREEMENTS") or shareholder agreements (collectively the "SHAREHOLDER AGREEMENTS") identified on EXHIBIT B.

        E. Attached hereto as EXHIBIT C is a chart depicting the ownership structure for each of the Projects and the ownership interests of Mills and Simon in each of the Venture Companies.

        F. The right, title and interest of each Simon Interest Holder in a Venture Company is referred to herein as a "SIMON OWNERSHIP INTEREST." The term "SIMON OWNERSHIP INTEREST" specifically excludes any ownership interests in the Interfin Development Companies. The Simon Ownership Interests in the Venture Companies for a given Project are sometimes referred to herein collectively by the name of the Project, as for example the "ARIZONA MILLS SIMON OWNERSHIP INTERESTS." The rights and interests of Seller in and to the Master Agreement are referred to herein collectively as the "SIMON MASTER AGREEMENT RIGHTS."

        G. Purchaser desires to buy all of the Simon Ownership Interests and the Simon Master Agreement Rights from Seller and the Simon Interest Holders, and Seller desires to sell (or cause the Simon Interest Holders to sell) all of the Simon Ownership Interests, terminate the Master Agreement and extinguish the Simon Master Agreement Rights, on the terms set forth in this Agreement.

        H. Mills and Simon have agreed to modify the organizational documents of the Interfin Development Companies at the Closing hereunder, as set forth below.

        I. Pursuant to a letter agreement dated March 27, 2002 between Mills and Simon (the "G-2 LETTER Agreement"), on March 29, 2002 (the "G-2 CLOSING DATE"), Mills purchased a portion of Arundel Mills, known as the "G-2 BLOCK," and compensated Simon by: (i) paying 20% of Simon's share of the purchase price to Simon in cash on March 29, 2002, and

(ii) delivering to Simon a promissory note (the "G-2 NOTE") for the balance of the purchase price, a copy of which is attached hereto as EXHIBIT D.

        NOW, THEREFORE, in consideration of the mutual agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:

                                   ARTICLE I.

                            INCORPORATION OF RECITALS

SECTION 1.01 INCORPORATION OF RECITALS. The foregoing Recitals are incorporated herein by this reference as though set forth fully hereinbelow.

                                  ARTICLE II.

                      PURCHASE AND SALE OF SIMON INTERESTS

SECTION 2.01 PURCHASE AND SALE. Seller shall sell, assign, transfer and convey (or cause the applicable Simon Interest Holder to sell, assign, transfer and convey) to Purchaser or Purchaser's designee the Simon Ownership Interests, and Purchaser or Purchaser's designee shall acquire the Simon Ownership Interests, all on the terms set forth in this Agreement.

                                  ARTICLE III.

                 PURCHASE PRICE AND OTHER ECONOMIC CONSIDERATION

SECTION 3.01 PURCHASE PRICE. The total consideration to be paid by Purchaser for the Simon Ownership Interests is One Hundred Seventy-Five Million Dollars ($175,000,000) (the "PURCHASE PRICE"), allocated among the respective Projects as set forth on EXHIBIT E attached hereto and by this reference made a part hereof. The portion of the Purchase Price that is allocated to the Simon Ownership Interests relative to a particular Project is referred to herein as the "PROJECT PURCHASE PRICE" for such Project.

SECTION 3.02 PAYMENT OF PURCHASE PRICE. At each "CLOSING" (as such term is defined in Section 6.01), Purchaser shall pay to Seller an amount equal to the aggregate of the Project Purchase Prices for the Projects with respect to which the Closing is occurring (as such amount may be adjusted pursuant to Section
6.03 hereof), such amount to be paid by Purchaser by federal funds wire transferred to Seller or Seller's designee pursuant to wire instructions which Seller agrees to furnish to Purchaser not less than two (2) business days prior to the Closing Date (as such term is defined in Section 6.01), subject, however, to such adjustments as are required by this Agreement (such amount, as adjusted for each Closing, being referred to herein as the "CASH BALANCE").

SECTION 3.03  OTHER ECONOMIC CONSIDERATION.

  (a) On the earlier to occur of October 1, 2002 or the Closing Date with respect to Arundel Mills, Purchaser shall pay Seller the sum of $67,500.00 (the "G-2 COMMISSION"), as payment in full of the brokerage commission owed to Simon with respect to Mills's purchase of the G-2 Block, in accordance with the G-2 Letter Agreement.

  (b) At the Closing with respect to Grapevine Mills, Purchaser, pursuant to an Assignment and Assumption Agreement in the form attached hereto as EXHIBIT F (a "KAN AM ASSUMPTION AGREEMENT"), shall assume Simon's obligations under Paragraph 2(A) of that certain Amended and Restated Side Letter re: Preferences, Distributions and Other Items dated October 31, 2001 by and among the Grapevine Mills Venture Companies, certain Mills entities, certain Simon entities and Kan Am USA XV Limited Partnership.

  (c) At the Closing with respect to Ontario Mills, Purchaser, pursuant to a Kan Am Assumption Agreement, shall assume Simon's obligations under Paragraph 2(A) of that certain Second Amended and Restated Side Letter re: Preferences, Distributions and Other Items effective as of March 23, 2001 but entered into as of February 8, 2002, by and among the Ontario Mills Venture Companies and Kan Am USA XIV Limited Partnership, as joined by Purchaser and Seller.

                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Purchaser that as of the date of this Agreement:

  (a) Seller and each of the other Simon Interest Holders is a limited liability company, limited partnership or corporation, as applicable, duly organized, validly existing and in good standing under the laws of the state in which said entity was formed. Seller has the full power and lawful authority under its respective organizational documents to execute, deliver and perform this Agreement and all documents which are contemplated to be delivered at Closing pursuant to this Agreement, and each of the Simon Interest Holders has the full power and lawful authority to execute, deliver and perform all instruments and agreements contemplated by this Agreement to be delivered by said entity. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed by the respective Simon Interest Holders) have been taken. Seller's execution, delivery and performance of this Agreement, and each Simon Interest Holder's execution, delivery and performance of any of the documents contemplated to be executed and delivered at closing pursuant to this Agreement, will not result in any violation of, or default under, or require any notice or consent under, any of the organizational documents of said entity.

  (b) All of the Simon Ownership Interests are owned by Seller or, as the case may be, the applicable Simon Interest Holder, free and clear of any and all security agreements, financing statements, liens (including federal, state or local tax liens and any liens arising pursuant to state bulk sales or bulk transfer laws), encumbrances, security interests or other claims of any kind (collectively, "LIENS"). The Simon Ownership Interests are not subject to any option, right of first refusal, purchase agreement, put, call or other right to purchase (collectively, "PRE-EMPTIVE RIGHTS"), other than (i) this Agreement (ii) the Pre-Emptive Rights of third parties expressly set forth in the Venture Companies' Organizational Documents. The applicable Simon Ownership Interests shall be transferred to Purchaser upon the consummation of each Closing free and clear of all Liens and Pre-Emptive Rights.

  (c) LITIGATION. No litigation or proceedings are pending, or to the best of Seller's knowledge, threatened against Seller or any of the Simon Interest Holders which have or will have a material adverse effect on the ability of Seller or any Simon Interest Holder to perform its obligations (or to enter into the agreements contemplated to be entered into by it) under this Agreement.

  (d) FIRPTA. Neither Seller nor any of the Simon Interest Holders is a foreign entity for purposes of Section 1445 of the Internal Revenue Code of 1986, as amended.

  (e) ERISA. None of the Simon Ownership Interests constitute "Plan Assets" of any employee benefit plan, subject to the Employee Retirement Income Security Act of 1974 ("ERISA") within the meaning of 29 CFR
         Section 2510.3-101.

         For purposes of this Agreement, any representations and warranties made to the "best of Seller's knowledge" (or terms of similar import) shall be deemed to mean the actual knowledge of David Simon, Randolph Foxworthy and James Barkley, after reasonable inquiry within Seller's organization, but without inquiry of unaffiliated third parties.

SECTION 4.02 PURCHASER'S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller that as of the date of this Agreement:

  (a) Purchaser is a Delaware limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware, and has full power and lawful authority under Purchaser's organizational documents to enter into and carry out the terms and provisions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. All actions necessary to confer such power and authority upon the persons executing this Agreement (and all documents which are contemplated by this Agreement to be executed by Purchaser) have been taken. Purchaser's execution, delivery and performance of this Agreement, and the documents contemplated to be executed and delivered at closing pursuant to this Agreement, will not result in any violation of, or default under, or require any notice or consent under, any of the organizational documents of Purchaser.

  (b) ERISA. Purchaser shall not utilize "Plan Assets," within the meaning of ERISA, to acquire the Simon Ownership Interests or the Simon Master Agreement Rights.

SECTION 4.03 PRE-CLOSING DISCLOSURE. As of each Closing, Purchaser and Seller shall each be deemed to remake and restate the representations set forth in this
Article 4, except as may be disclosed by either party to the other in writing on or before said Closing (any such disclosure being referred to herein as a "PRE-CLOSING DISCLOSURE"), and except for any representation or warranties relating solely to Projects with respect to which Closing has previously occurred.

SECTION 4.04 SURVIVAL. The representations and warranties set forth in Sections 4.01 and 4.02, subject to modifications thereto pursuant to
Section 4.03, shall survive each Closing forever.

                                   ARTICLE V.

                              CONDITIONS PRECEDENT

SECTION 5.01 PURCHASER'S CONDITIONS PRECEDENT. Purchaser's obligations under this Agreement are subject to the satisfaction of the following conditions, the failure of any of which as of the then-applicable "Approval Deadline" (as such term is defined in Section 5.05(i)), shall have the consequences set forth in
Section 5.05:

  (a) REPRESENTATIONS. Each and every representation and warranty set forth in Section 4.01 shall be materially true and correct as of Closing, as modified by any Pre-Closing Disclosures. If a representation of Seller is limited to Seller's knowledge, and the factual matter represented to (as modified by any Pre-Closing Disclosures) is not true and correct in all material respects, then there shall be a failure of this condition precedent. Notwithstanding the foregoing, if Seller makes any material Pre-Closing Disclosure (i.e., any Pre-Closing Disclosure which would render the representations and warranties of Seller set forth in this Agreement false or misleading in any material respect) to Purchaser, then Purchaser shall have the right to terminate this Agreement, with the consequences described above in this Section 5.01, by delivering written notice thereof to Seller on or before (i) the Closing or (ii) the fifth (5th) business day after Purchaser receives written notice of such Pre-Closing Disclosure (and if such day is after the scheduled Closing Date, Closing shall be extended accordingly). If Purchaser does not terminate this Agreement pursuant to its rights under this Section 5.01(a), then such representations and warranties shall be deemed modified to conform them to the Pre-Closing Disclosures; provided, however, that if a Pre-Closing Disclosure shall be caused by or reflect a fraudulent misrepresentation, breach of representation or breach of Seller's obligations under this Agreement, then in addition to its right to terminate this Agreement, Purchaser shall be entitled to the remedies available to it under Section 9.01.

  (b) LENDER CONSENTS/APPROVALS. With respect to each Project, all "Project Lenders" (as such term is defined below) who, by the terms of the applicable loan documents, have the right to approve or consent to the transactions contemplated by this Agreement (or the right to declare a default if such approval or consent is not obtained), shall have furnished such approvals and consents, including (if required) rating agency approvals and/or so-called

         "no downgrade letters" (collectively, the "LENDER CONSENTS"). Attached hereto as EXHIBIT G is a schedule identifying (i) the mortgage debt applicable to each Project (each such debt obligation being referred to herein as a "MORTGAGE LOAN"), the original principal amount of each Mortgage Loan, the holders thereof and any servicers and agents with respect thereto (collectively, the "PROJECT LENDERS") and (ii) any instruments entered into by Simon (excluding the Venture Companies themselves) in favor of the Project Lenders, which impose any recourse obligations (including indemnities, guaranties or other pecuniary obligations) on Simon that would survive the Closing hereunder in the absence of the releases contemplated hereunder (the "SIMON LOAN GUARANTIES").

  (c) KAN AM CONSENTS. If and to the extent that Kan Am Realty and its affiliates (collectively, "KAN AM") have the right to approve or consent to the transfer of the Simon Ownership Interests to Mills pursuant to the applicable Organizational Documents, Kan Am shall have consented to such transfer in writing (such consents are referred to herein as the "KAN AM CONSENTS").

  (d) HOUSTON/INTERFIN SITE. Simon shall have executed and delivered, at Closing, the documents in the form attached hereto as EXHIBIT H (collectively, the "HOUSTON/INTERFIN MODIFICATION DOCUMENTS") (i) amending or supplementing the venture agreements between Simon and Mills with respect to the Houston/Interfin Site, and (ii) modifying the restrictions under an existing agreement relative to the sale or lease of property at a shopping center owned by Mills and known as "KATY MILLS," all as set forth more particularly in EXHIBIT H. In addition, Simon shall have caused the entity that owns the Houston/Interfin Site to execute and deliver to Mills a restrictive covenant restricting certain uses of the Houston/Interfin Site, (the "HOUSTON/INTERFIN RESTRICTIVE COVENANT"), in the form of EXHIBIT H-1 attached hereto, which shall be recorded against the land comprising the Houston/Interfin Site at Closing.

  (e) UCC SEARCHES. Purchaser (at its sole cost and expense) shall have obtained UCC and such other searches as Purchaser may reasonably require, dated as close as possible to the Closing, confirming that the Simon Ownership Interests are owned by the applicable Simon Interest Holder free and clear of all Liens.

  (f) NO DEFAULT. Seller shall not be in default of any of its material obligations in any material respect.

SECTION 5.02 SELLER'S CONDITIONS PRECEDENT. The obligations of Seller under this Agreement are contingent upon any one or more of the following, the failure of any of which as of the then-applicable "Approval Deadline" (as such term is defined in Section 5.05(i) shall have the consequences set forth in
Section 5.05.

  (a) REPRESENTATIONS. Each and every representation and warranty set forth in Section 4.02 shall be true and correct in all material respects as of Closing.

  (b) SIMON LOAN GUARANTIES. With respect to each of the Simon Loan Guaranties, the applicable Project Lender shall have terminated the Simon Loan Guaranty or released Simon from all further obligations and liabilities arising thereunder (said releases are referred to herein collectively as the "SIMON LOAN RELEASES").

  (c) SIMON KAN AM GUARANTIES. EXHIBIT I identifies certain guaranties and indemnities made by Seller and its affiliates in favor of Kan Am (collectively, the "SIMON KAN AM GUARANTIES") in connection with the Venture Companies. With respect to each of the Simon Kan Am Guaranties, the applicable Kan Am entities (as identified on EXHIBIT I) shall have terminated the Simon Kan Am Guaranty or released Simon from all further obligations and liabilities arising thereunder (said releases are referred to herein collectively as the "SIMON KAN AM RELEASES").

  (d) NO DEFAULT. Purchaser shall not be in default of any of its material obligations in any material respect.

SECTION 5.03 MUTUAL COOPERATION. Seller and Purchaser will cooperate diligently and in good faith to satisfy the foregoing conditions precedent, including using commercially reasonable efforts to obtain the Lender Consents, the Kan Am Consents, the Simon Loan Releases, the Simon Kan Am Releases and the other consents and approvals set forth in Sections 5.01 and 5.02, as soon as possible after the Effective Date hereof and, in any event, on or before the Approval Deadline (defined below); PROVIDED, however, that Purchaser shall not be required to (i) pay any fees to obtain the Lender Consents or the Simon Loan Releases, other than (x) fees expressly required to be paid by the terms of the existing documents evidencing or securing the Mortgage Loans (collectively, the "LOAN DOCUMENTS"), which shall be shared equally by Seller and Purchaser as provided in Section 6.04 below and (y) out-of-pocket expenses required to be reimbursed to Project Lenders (including rating agencies) for counsel fees and the like, which also shall be shared equally by Purchaser and Seller as provided in Section 6.04 below, (ii) accept any modification of any Loan Document that may be requested or required by any Project Lender as a condition to furnishing a Lender Consent or a Simon Loan Release, or (iii) pay any fees to obtain the Kan Am Consents or the Kan Am Releases (other than out-of-pocket expenses required to be reimbursed to Kan Am for counsel fees and the like, which also shall be shared equally by Purchaser and Seller as provided in Section 6.04 below) or accept any modification of any Organizational Documents that may be requested or required by Kan Am as a condition of furnishing the Kan Am Consents or the Simon Kan Am Releases. Notwithstanding the foregoing, if Purchaser (in its sole and absolute discretion) elects to refinance any Mortgage Loan at Closing, Seller shall cooperate in advance with such refinancing if it is structured so that Simon will not be required to furnish any guaranties or indemnities in connection therewith, and in that case (subject to the closing of said refinancing) the requirement of obtaining a Simon Loan Release with respect to the Mortgage Loan that is being refinanced shall be deemed satisfied.

SECTION 5.04  SIMULTANEOUS CLOSINGS.  Except as expressly provided below in this
Section 5.04, (i) it shall be an additional condition precedent to the Closing hereunder that the Closing shall occur simultaneously with respect to all Projects, and (ii) neither Seller nor Purchaser shall have any right or obligation to proceed to Closing with respect to any Project unless the Closings for all other Projects have already occurred or are occurring simultaneously.

   (a) POSTPONEMENT OF ARIZONA MILLS CLOSING FOR TAUBMAN PURCHASE RIGHTS. Purchaser and Seller acknowledge that Taubman Realty Group, L.P. ("TRG") has the right to purchase one-half of the Arizona Mills Simon Ownership Interests pursuant to certain rights (collectively, the "PRO RATA PURCHASE RIGHTS") set forth in Section 11.3 of the Amended and Restated Limited Liability Company Agreement of Arizona Mills, L.L.C.,
          Section 10.3 of the Limited Liability Company Agreement of Arizona Mills II, L.L.C., and Section 10.3 of the Amended and Restated Limited Liability Company Agreement of MTS Services of Tempe, L.L.C (collectively, the "PRO-RATA PURCHASE PROVISIONS"). On March 27, 2002, Seller notified TRG of TRG's right to exercise the Pro Rata Purchase Rights with respect to the Arizona Mills Simon Ownership Interests. If TRG exercises the Pro Rata Purchase Rights in accordance with the Pro-Rata Purchase Provisions, then, provided all other conditions precedent to the Closing have been satisfied or waived, (i) Purchaser shall be obligated to purchase (and at Closing shall purchase) only one-half of the Arizona Mills Simon Ownership Interests, and the other one-half of the Arizona Mills Simon Ownership Interests will be transferred or assigned to TRG or its designee in accordance with the Pro-Rata Purchase Provisions, (ii) the Purchase Price for the Arizona Mills Ownership Interests purchased by Purchaser shall be reduced proportionately, and (iii) if necessary, in order to permit the simultaneous closing with TRG under the Pro-Rata Purchase Provisions and the Closing of Purchaser's acquisition of one-half of the Arizona Mills Simon Ownership Interests under this Agreement, the Closing Date with respect to Arizona Mills shall be the later of (x) the initial Closing Date with respect to the other Projects hereunder, or (y) the date provided for the closing under the Pro-Rata Purchase Provisions (i.e., sixty (60) days after the date TRG exercises the Pro-Rata Purchase Rights). Specifically, if TRG exercises its Pro-Rata Purchase Rights, then the Project Purchase Price payable by Purchaser for the Arizona Mills Simon Ownership Interests (subject to adjustment as contemplated under Section 6.03) will be $14,022,500 and the aggregate Purchase Price will be reduced accordingly.

                  The postponement of the Arizona Mills Closing as provided in this Section 5.04(a) shall not affect the Closing Date of the other Projects.

  (b) POSTPONEMENT OF CLOSING OF A SINGLE PROJECT. In addition to the possible postponement of Closing with respect to Arizona Mills as provided in Section 5.04(a) above, the Closing with respect to not more than one (1) Project (the "DELAYED PROJECT") may be postponed to a date after the Closing with respect to the other Projects (excluding the Arizona Mills Closing, if postponed as provided above) (the "INITIAL CLOSING") as provided in this Section 5.04(b) if the conditions precedent to the Closing with respect to the Delayed Project are not satisfied or waived on or before the Approval Deadline. In such event, (i) the Approval Deadline will be extended as provided in Section 5.05 with respect to the Delayed Project only, and
          (ii) the Initial Closing will occur on the scheduled Closing Date with respect to all Projects other than (x) the Delayed Project and (y) if and only if applicable under Section 5.04(a), Arizona Mills, and (iii) the Closing with respect to the

         Delayed Project will occur on the date that is the first to occur of the Outside Closing Date (defined below) or five (5) business days after the conditions precedent to the closing of the Delayed Project are satisfied or waived.

                  Unless the conditions precedent to the Closing of four (4) or more Projects are satisfied on or before the Approval Deadline, then the Approval Deadline shall be extended as provided in Section 5.05, but not beyond the Outside Approval Deadline (defined below), and the Closing with respect to all of the Projects will be likewise postponed.

                  Arizona Mills may be the Delayed Project, if there are conditions precedent to the Arizona Mills Closing (other than the postponement pursuant to Section 5.04(a) above) that are not satisfied or waived by the Approval Deadline. The conditions precedent to the Arizona Mills Closing shall be deemed to be satisfied for purposes of this Section 5.04(b) and Section 5.05(a) below, if the Arizona Mills Closing is postponed pursuant to Section 5.04(a) above but all other conditions precedent to the Arizona Mills Closing are satisfied.

SECTION 5.05 APPROVAL DEADLINE; TERMINATION. The term "APPROVAL DEADLINE" shall mean June 1, 2002, as the same may be extended pursuant to this Section
5.05. If the conditions precedent to Closing of any of the Projects (other than the postponement of Closing with respect to Arizona Mills pursuant to Section 5.04(a) above) are not satisfied or waived on or before the Approval Deadline (as theretofore extended), then Purchaser and Seller shall each have the right to extend the Approval Deadline for two (2) successive one-month periods (i.e. first to July 1, 2002 and then to August 1, 2002), by furnishing notice thereof to the other party on or before the then applicable Approval Deadline, PROVIDED however that said notice shall only be effective if the condition or conditions in question are not satisfied or waived on or before the Approval Deadline that was in effect prior to said proposed extension and (y) neither party shall have the right to extend the Approval Deadline beyond August 1, 2002 (the "OUTSIDE APPROVAL DEADLINE"); and PROVIDED FURTHER, however, that (x) if there is just one (1) Delayed Project, as provided in Section 5.04(b) above, then the extension of the Approval Deadline shall apply only to such Delayed Project and the parties will proceed to the Closing with respect to the other Projects as if the Approval Deadline had not been extended, and (y) otherwise, the extension of the Approval Deadline shall apply to all Projects and the Closing with respect to all Projects will be likewise postponed.

  (a) TERMINATION WITH RESPECT TO ALL PROJECTS. Unless the conditions precedent to the Closing of four (4) or more Projects are satisfied on or before the Approval Deadline (as the same may be extended), then upon written notice from either party to the other, this Agreement shall be terminated with respect to all of the Projects.

  (b) TERMINATION WITH RESPECT TO DELAYED PROJECT ONLY. If the conditions precedent to the Closing of a single Delayed Project (only) are not satisfied or waived on or before the Approval Deadline (as the same may be extended), then upon written notice from either party to the other, this Agreement shall be terminated with respect to the Delayed Project only.

SECTION 5.06 WAIVERS OF CONDITIONS PRECEDENT. Any condition precedent to the Closing hereunder may be waived by the party (or in the case of the joint conditions contained in Section 5.03, all parties) for whose benefit such condition exists (such election being at the sole and absolute discretion of such party), with any such condition being deemed waived in the event that the Closing occurs and provided further that in such event the other party shall have no liability to the waiving party related to the matter or matters so waived.

SECTION 5.07 FAILURE OF CONDITIONS PRECEDENT NOT A DEFAULT. Subject to the provisions of Article IX, the failure of any of the conditions precedent to Closing set forth in this Article V shall not, solely by virtue of such failure, constitute a default by either Purchaser or Seller. Subject to the provisions of
Article IX, in the event that a condition precedent to either or both of Seller's or Purchaser's obligation to close the transaction has not been satisfied as of Closing (as the same may be adjourned pursuant to Section 5.05 or otherwise provided in this Agreement), the party whose condition has not been satisfied may terminate this Agreement by written notice to the other party as provided in Sections 5.05, as applicable.

                                   ARTICLE VI.

                                     CLOSING

SECTION 6.01 CLOSING DATE. The "CLOSING" of the transactions contemplated by this Agreement (that is the payment of the Purchase Price, the transfer of the Simon Ownership Interests, and the satisfaction of all other terms and conditions of this Agreement) shall occur on the date (the "CLOSING DATE") which is the first business day after the Approval Deadline (i.e., June 3, 2002 if the Approval Deadline is not extended; July 2, 2002 if the Approval Deadline is extended for only one month; and August 2, 2002 if the Approval Deadline is extended for two months), at the office of Purchaser in Arlington, Virginia, or at such other time and place as Seller and Purchaser shall agree in writing. If, pursuant to Section 5.04, the Initial Closing occurs with respect to fewer than all of the Projects, or shall occur in separate stages, then (i) the Closing with respect to a given Project shall be deemed to mean the execution and delivery of all of the documents contemplated under Sections 6.02 that relate solely to said Project, the Venture Companies for said Project or the Simon Ownership Interests for said Project, and the payment of the Cash Balance applicable to said Closing, subject to adjustment as provided in Section 6.03, all as provided in this Article VI, and (ii) the term "Closing Date," as it relates to any Project, shall be the date on which the Closing with respect to said Project is required to occur, subject to the satisfaction of all the terms and conditions of this Agreement.

SECTION 6.02  CLOSING DOCUMENTS.

  (a) SELLER'S CLOSING DELIVERIES. On the business day prior to each Closing Date, Seller shall deposit (or shall cause the applicable Simon Interest Holder to deposit) with Chicago Title Insurance Company (or another national title insurance company approved by both Seller and Purchaser), as escrowee (the "ESCROWEE") for delivery to Purchaser on the Closing Date each of the following (duly executed by Seller or the applicable Simon Interest Holder), with respect to all Projects and Venture Companies that are the subject of said Closing, provided that the documents described in Sections 6.02(a)(iv), 6.02(a)(xii), and 6.02(a)(xiii) shall be delivered at the time of the first Closing to occur:

      (i) Two (2) counterparts of an Assignment and Assumption of Partnership Interests with respect to each Venture Company that is a limited partnership, in the form attached hereto as EXHIBIT J (each, an "ASSIGNMENT OF PARTNERSHIP INTERESTS").

     (ii) Two (2) counterparts of an Assignment and Assumption of Membership Interests, with respect to each Venture Company that is a limited liability company, in the form attached hereto as EXHIBIT K (each, an "ASSIGNMENT OF MEMBERSHIP INTERESTS")

    (iii) Original stock certificates evidencing said entities shares of stock in each of the Venture Companies that is a corporation, together with stock transfer powers in the form attached hereto as EXHIBIT L, executed by the applicable Simon Interest Holder.

     (iv) Two (2) counterparts of a Termination and Mutual Release Agreement, in the form attached hereto as EXHIBIT M, with respect to the Master Agreement (the "MASTER AGREEMENT TERMINATION").

      (v) Such filings, in the appropriate public records, as may be appropriate to evidence the change in composition of the Venture Companies (including, without limitation, amendments to partnership certificates and certificates of existence for limited liability companies).

     (vi) Such instruments as may be necessary or appropriate to reflect the resignation of all persons affiliated with or designated by Seller, as officers, directors, managers or other officials of any of the Venture Companies.

    (vii) Such instruments, if any, as may be required to be filed with any financial institution so as to extinguish any rights on the part of Seller or its officers, directors, or employees or affiliates to withdraw funds of the Venture Company from any bank account or similar financial account owned by any of the Venture Companies.

   (viii)  A certificate updating Seller's representations and warranties under
           Section 4.01.

     (ix) Evidence of Seller's authority (and the authority of each of the Simon Interest Holders) to consummate the transactions contemplated herein (such as certified resolutions from the board of directors of Simon Property Group, Inc.), in a form reasonably satisfactory to Purchaser.

      (x) All other documents reasonably and customarily required in order to perfect the conveyance, transfer and assignment of the Simon Ownership Interests to Purchaser.

     (xi) With respect to each entity transferring Simon Interests to Purchaser, an affidavit stating, as required under Section 1445, Seller's U.S. tax payer identification number and that Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code.

    (xii) Two (2) counterparts of the applicable Kan Am Assumption Agreement, as and when required pursuant to Section 3.03(b) or 3.03(c), as the case may be.

   (xiii) Two (2) counterparts of the Houston/Interfin Modification Documents, and two (2) original executed copies of the Houston/Interfin Restrictive Covenant in recordable form.

    (xiv) Such assignment and assumption documents relating to the loan documents as reasonably requested by Purchaser or Seller consistent with Section 5.03; provided, however, that such documents shall not impose any greater obligations on Seller or take away any rights from Seller then provided under this Agreement.

     (xv) An assignment from Simon Property Group (Texas), L.P. to Mills Texas Acquisitions Limited Partnership of a (0.25%) limited partner interest in Houston Development I, Limited Partnership. With respect to the assignments and other transfer documents identified above, the assignee, or transferee, shall be the corresponding Mills Interest Holder in the applicable Venture Company, unless otherwise designated by Purchaser to Seller in writing not less than (3) business days prior to the Closing.

    (xvi) A separate non-compete agreement, in the form attached hereto as EXHIBIT N (each, a "NON-COMPETE AGREEMENT"), for each Project with respect to which a Closing is then occurring.

  (b) PURCHASER'S CLOSING DELIVERIES. Except as otherwise provided below, on the business day prior to each Closing Date, Purchaser shall deposit with the Escrowee for delivery to Purchaser on the Closing Date each of the following (duly executed by Purchaser, if applicable), with respect to all Projects and Venture Companies that are the subject of said Closing, provided that the documents described in Sections 6.02(b)(iv),
         (ix) and (x) shall be delivered at the time of the first Closing to occur:

      (i) the Cash Balance, which shall be deposited with the Escrowee on the Closing Date;

     (ii) Two (2) counterparts of an Assignment of Partnership Interests with respect to each of the Venture Companies that is a limited partnership;

    (iii) Two (2) counterparts of an Assignment of Membership Interests, with respect to each Venture Company that is a limited liability company;

     (iv)  Two (2) counterparts of the Master Agreement Termination;

      (v) Such filings, in the appropriate public records, as may be appropriate to evidence the change in composition of the Venture Companies (including, without limitation, amendments to partnership certificates, certificates of existence for limited liability companies);

     (vi) A certificate updating Purchaser's representations and warranties under Section 4.02;

    (vii) Evidence of Purchaser's authority (and the authority of each of the Mills Interest Holders) to consummate the transactions contemplated herein, in a form reasonably satisfactory to Seller;

   (viii) Such assignment and assumption documents relating to the loan documents as reasonably requested by Purchaser or Seller consistent with Section 5.04; provided, however, that such documents shall not impose any greater obligations on Seller or take away any rights from Seller then provided under this Agreement;

     (ix) Two (2) counterparts of the applicable Kan Am Assumption Agreement, as and when required pursuant to Sections 3.03(b) or 3.03(c), as the case may be;

      (x)  Two (2) counterparts of the Houston/Interfin Modification Documents;

     (xi) An assignment from Mills Texas Acquisitions Limited Partnership to Simon Property Group (Texas), L.P., of a 50% membership interest in Houston Development, L.L.C.

    (xii) Two (2) counterparts of a Non-Compete Agreement for each Project with respect to which a Closing is then occurring; and

   (xiii) The original Simon Loan Releases and the original Simon Kan Am Releases, together with photocopies of the Lender Consents and the Kan Am Consents.

  (c) JOINT CLOSING DELIVERIES. At each Closing, Purchaser and Seller shall deliver to the other duly executed counterparts of a closing statement prepared in accordance with Section 6.03.

SECTION 6.03  CREDITS, PRORATIONS AND POST-CLOSING PAYMENTS.

  (a) PRORATIONS. There shall be no prorations, adjustments or apportionments of any items of income or expense with respect to the Projects, the Venture Companies or the Simon Ownership Interests, except as provided in Section 6.03(b) below. In particular, there shall be no proration of any matter customarily prorated in connection with a real estate closing. At Closing, except as expressly provided below, all assets and liabilities of each Venture Company (including, without limitation, accounts payable, accounts receivable, trademarks, tradenames and cash (including security deposits, reserves, and any amounts required to be maintained on deposit with Project Lenders)) shall remain the property of (or, as the case may be, an obligation of) the applicable Venture Company, with no adjustment or credit to Seller.

  (b) DISTRIBUTIONS. At the Closing, Seller shall be entitled to the following cash distributions with respect to the operations of the Venture Companies:

      (i) To the extent not previously paid or otherwise paid prior to Closing, distributable cash from the operation of the Venture Companies for the fiscal quarter ending March 31, 2002 will be calculated and distributed to Simon in the same manner as distributable cash for fiscal year 2001 was calculated and distributed (i.e., adjusted funds from operations, or FFO based on actual first quarter results), with the following additional adjustments: (u) adjustment for net recoveries as set forth in the FY2002 Project budgets, allocated monthly on a straight-line basis, (v) deduction of the annual rent abatement as set forth in the FY2002 Project budgets as set forth in
           SCHEDULE 6.03(e) attached hereto, allocated monthly on a straight-line basis, (w) adjustment for percentage rent as set forth on SCHEDULE 6.03(d) attached hereto, (x) deduction for bad debt reserves as normally determined, but including an additional amount to reserve one hundred percent (100%) of litigation receivables,
           (y) deduction for property capital expenditures as set forth on
           SCHEDULE 6.03(a) attached hereto, and (z) adjustment for budgeted tenant improvement costs and other tenant capital costs, based on the applicable percentage(s) of minimum rents specified in the FY2002 Project budgets, as set forth on SCHEDULE 6.03(b) attached hereto.

     (ii) To the extent not otherwise paid prior to Closing, at Closing Simon will receive distributions with respect to the period of April, 1, 2002 through the Closing Date in accordance with budgeted distributable cash specified in the FY2002 Project budgets, as set forth on SCHEDULE 6.03(c) attached hereto. Such amounts shall not be adjusted (upward or downward) on account of positive or negative variances between budgeted and actual results. For the purpose of calculating the distributions payable to Seller under this Section 6.03(b)(ii), if the Closing occurs on the first day of a calendar month then distributions payable to Simon will be calculated through the preceding calendar month and if the Closing occurs on a day other than the first day of a calendar month then the distributions for such month will be prorated on a per diem basis and the actual number of days in such month, with Simon receiving the amount attributable to the period from the first day of such month through and including the day immediately preceding the Closing.

    (iii) Distributable cash otherwise payable to Simon pursuant to this Agreement shall not be reduced by the amount of any payments of distributable cash from fiscal year 2001, even if such payments were made during fiscal year 2002. Distributions actually paid to Simon (whenever paid) on account of the fiscal quarter ending March 31, 2002 or on account of subsequent periods, including payments of Simon's "preferential return" under the Organizational Documents, shall be credited against the amounts otherwise due to Simon under
           Section 6.03(b)(i) or Section 6.03(b)(ii), respectively.

     (iv) Notwithstanding anything to the contrary set forth in the Organizational Documents, the distributions and other amounts payable to Simon under Section 6.03(b)(i) and Section 6.03(b)(ii), shall be final at Closing and shall not be subject to post-Closing reproration, reconciliation or adjustment based on actual operating results or otherwise.

  (c) ASSET MANAGEMENT FEE. The applicable Venture Companies will continue to pay the asset management fees payable to Simon pursuant to the Master Agreement through the Closing, based on budgeted revenues set forth in SCHEDULE 6.03(c) (rather than actual revenues); PROVIDED, however, if the Closing occurs on the first day of a calendar month then the asset management fee payable to Simon will be calculated through the preceding calendar month and if the Closing occurs on a day other than the first day of a calendar month then the asset management fee for such month will be prorated on a per diem basis and the actual number of days in such month, with Simon receiving the amount attributable to the period from the first day of such month through and including the day immediately preceding the Closing.

SECTION 6.04  CLOSING COSTS.

  (a) THIRD PARTY CONSENTS. The costs and expenses of obtaining requisite governmental and other third party consents and approvals (including administrative fees and similar costs payable to governmental agencies, Project Lenders, rating agencies and other parties to the organizational documents who may have approval rights) will be paid 50% by Purchaser and 50% by Seller.

  (b) RECORDING FEES, ETC. Recording fees, transfer taxes and similar Closing costs and expenses (if any) that may be payable in connection with the transactions contemplated under this Agreement shall be paid 50% by Purchaser and 50% by Seller. The parties will cooperate to minimize such costs and expenses.

  (c) OTHER COSTS AND EXPENSES. Except as provided above, Purchaser and Seller shall each be responsible for its own costs and expenses in connection with this transaction, including the fees of its respective attorneys and advisors.

SECTION 6.05  POST-CLOSING PAYMENT.

  (a) CANDLESTICK MILLS. If, at any time prior to or after the Closing, Mills abandons pursuit of the Candlestick Mills Potential Development and records on its books related pursuit costs of $2,500,000 or more as a loss or expense, then, within thirty (30) days thereafter (or at the first Closing, if Mills records such costs as a loss or expense prior to the first Closing), Seller shall reimburse Mills for up to Five Hundred Thousand Dollars ($500,000.00) of pursuit costs incurred with respect to the Candlestick Mills Potential Development over and above such pursuit costs giving rise to the loss or expense recorded by Mills on its books. This obligation shall survive the Closing in perpetuity.

                                  ARTICLE VII.

                               INTERIM OPERATIONS

SECTION 7.01 INTERIM OPERATIONS. Each Project and the Venture Companies relative to said Project shall continue to be operated in the ordinary course of business through the Closing with respect to said Project, in accordance with the terms of the applicable Organizational Documents and historical budgets and operations (including, without limitation, maintenance and use of reserves, and frequency of distributions); provided, however, that (i) the proposed leases to "Casual Corner" at Ontario Mills and to "Comp USA" at Grapevine Mills shall be deemed approved and shall not require Simon's further consent or approval under the applicable Organizational Documents, and (ii) from and after the satisfaction of the conditions precedent with respect to any Project, Simon shall promptly approve any new lease for such Project if such approval is requested by Purchaser; provided that Simon shall have no liability or obligation thereunder, and (iii) with respect to the Arundel Mills G-2 Block, Simon shall cooperate with Mills in connection with the transfer of the G-2 Block to Mills or its designee and/or the financing of the G-2 Block, including (without limitation) executing any deeds or consents that may be reasonably required, provided that Simon shall not incur any liabilities, costs or expenses as a consequence thereof, and provided further that Mills will indemnify Simon from any and all liabilities, costs and expenses which arise therefrom.

                                  ARTICLE VIII.

                            CASUALTY AND CONDEMNATION

Section 8.01 Casualty and Condemnation. The rights and obligations of Purchaser and Seller under this Agreement shall not be affected by the occurrence of any fire or other casualty with respect to any Project, or the occurrence of any pending or threatened condemnation proceeding with respect to any Project; PROVIDED, however, if as consequence of any such casualty or condemnation proceeding the applicable Project Lender accelerates the applicable Mortgage Loan or does not allow the borrower to apply the proceeds to the repair and restoration of the applicable Project, then Purchaser shall have the right to terminate this Agreement with respect to such Project, upon notice to Seller within thirty (30) days after notice from the Project Lender that it intends to take such action, and, if applicable, at Purchaser's election the Closing Date with respect to such Project shall be adjourned to the date which is thirty (30) days after the Project Lender notifies the borrower that it intends to take such action . To the extent that casualty or condemnation proceeds are received by any Venture Company prior to Closing, said proceeds shall remain the property of said Venture Company and shall not be distributed to (and Seller shall not receive a credit for) the amount of any such proceeds.

                                   ARTICLE IX.

                  CLOSING DOES NOT OCCUR; DEFAULTS AND REMEDIES

SECTION 9.01 SELLER DEFAULT PRIOR TO CLOSING. Notwithstanding anything to the contrary contained in this Agreement, if (i) Seller is in material default or material breach of its obligations under this Agreement and (ii) Purchaser is not otherwise in material default or material breach hereunder then, at Purchaser's sole discretion, Purchaser may (a) terminate this Agreement upon written notice to Seller (and upon such termination, this Agreement shall be null and void as to any Projects with respect to which the Closing has not previously occurred, and as to such Projects neither party shall have any rights or obligations under this Agreement except those that specifically survive such termination) it being agreed that any such termination shall be in addition to and shall not limit or preclude any other remedies that Purchaser may have at law or in equity as consequence of Seller's default, and/or (b) Purchaser may pursue any and all remedies at law or in equity, including but not limited to damages (including, without limitation, costs and expenses incurred by Purchaser in connection with the financing of the Purchase Price, if applicable) and specific performance, singly, successively, cumulatively or in any combination that may be available to Purchaser at law or in equity.

SECTION 9.02 PURCHASER DEFAULT. Notwithstanding anything to the contrary contained in this Agreement, if (i) Purchaser is in material default or material breach of its obligations under this Agreement and (ii) Seller is not otherwise in material default or material breach hereunder, then at Seller's sole discretion, Seller may (a) terminate this Agreement upon not less than thirty
(30) days prior written notice to Purchaser, provided that Purchaser shall not cure said default within said period of time (and upon such termination, this Agreement shall be null and void as to any Projects with respect to which a Closing has not previously occurred, and as to such Projects neither party shall have any rights or obligations under this Agreement except those that specifically survive such termination), it being agreed that any such termination shall be in addition to and shall not limit or preclude any other remedies that Seller may have at law or in equity as consequence of Purchaser's default, and/or (b) pursue any and all remedies at law or in equity, including without limitation damages and specific performance, singly, successively, cumulatively or in any combination that may be available to Seller at law or in equity.

SECTION 9.03 NO TENDER REQUIRED. If Seller is in material default or breach of its obligations hereunder, Purchaser is not in material default or breach of its obligations hereunder and Purchaser is otherwise prepared to pay the Purchase Price, Purchaser may exercise its remedies pursuant to Section 9.01 without tendering the Cash Balance.

SECTION 9.04 SPECIAL TERMINATION PAYMENT. If this Agreement is terminated prior to Closing for any reason other than the default of Seller, then within ten (10) business days after such termination Purchaser shall pay to Simon the amount of Three Hundred Nine Thousand Dollars ($309,000.00) (the "TERMINATION FEE"), (i.e., the increased proceeds that would have been payable to Simon in connection with the sale of the G-2 Block to Mills if the purchase price for the G-2 Block were increased by $1,000,000, as originally requested by Simon). No Termination Fee shall be due or payable to Simon if this Agreement is terminated as a consequence of Seller's default hereunder. Purchaser's obligation to pay the Termination Fee to Simon under the conditions stated above shall survive the termination of this Agreement.

SECTION 9.05 RIGHTS AFTER CLOSING. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity.

                                   ARTICLE X.

                                  MISCELLANEOUS

SECTION 10.01 ASSIGNMENT. Neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser or Seller (it being understood that Purchaser may take title to any Simon Ownership Interest in a separate affiliate or related entity).

SECTION 10.02 ENTIRE AGREEMENT. This Agreement (together with the other agreements expressly referred to herein) constitutes the entire agreement between Seller and Purchaser with respect to the sale of the Simon Ownership Interests. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the sale of the Simon Ownership Interests is hereby rendered null and void.

SECTION 10.03 TIME. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

SECTION 10.04 NOTICES. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered (i) personally, (ii) by certified mail, return receipt requested, postage prepaid,
(iii) by overnight courier (such as Federal Express) or (iv) by facsimile transmission (with a copy sent via (i), (ii), or (iii)), addressed as follows:

           1.       If to Seller:

                    c/o Simon Property Group, Inc
                    Merchants Plaza
                    115 West Washington Street
                    Indianapolis, Indiana  46204
                        Attention: Randolph Foxworthy
                        (telecopy number 317 263 7648)

           With a copy to:

                    c/o Simon Property Group, Inc
                    Merchants Plaza
                    115 West Washington Street
                    Indianapolis, Indiana  46204
                          Attention: James Barkley
                          (telecopy number 317 263 7648)

           2.       If to Purchaser:

                    The Mills Corporation
                    1300 Wilson Boulevard
                    Suite 400
                    Arlington, Virginia  22209
                          Attention: Kenneth R Parent, Exec. VP and CFO (telecopy number 703/526-5344)

           With a copy to:

                    The Mills Corporation
                    1300 Wilson Boulevard

                    Suite 400
                    Arlington, Virginia  22209
                          Attention: Thomas Frost, Exec. VP and General Counsel (telecopy number 703/526-5198)

           and a copy to:

                    Piper Rudnick
                    203 North LaSalle Street
                    Suite 1800
                    Chicago, Illinois  60601
                          Attention:  Robert H. Goldman, Esq.
                          (telecopy number 312/236-7516)

         Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 10.04. All notices given in accordance with the terms hereof shall be deemed received (1) when delivered, if personally delivered, (2) upon delivery or refusal of delivery, if sent by certified mail, return receipt requested, postage prepaid, (3) the next business day after deposit with the courier company, if sent by overnight courier, and (4) on the day sent, if sent by facsimile transmission prior to 5:00 P.M. in the recipient's time zone on any given business day and on the next business day, if received after said time.

SECTION 10.05 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to Delaware law regarding choice of laws..

SECTION 10.06 COUNTERPARTS. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

SECTION 10.07 WAIVER. The failure by either party to enforce against the other any term of this Agreement shall not be deemed a waiver of such party's right to enforce against the other party the same or any other term in the future.

SECTION 10.08 SEVERABILITY. If any one or more of the provisions hereof shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision were not herein contained.

SECTION 10.09 JURY. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER REGARDING ANY MATTERS ARISING OUT OF THIS AGREEMENT.

SECTION 10.10 FURTHER ASSURANCES. Each party agrees to perform, execute and deliver, on and after the Closing, such further actions and documents as may be reasonably necessary or requested to more fully effectuate the purposes, terms and intent of this Agreement and the conveyances contemplated herein.

SECTION 10.11 ATTORNEYS' FEES. If either Purchaser or Seller or their respective successors or assigns file suit to enforce the obligations of, or remedy against, the other party under this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable fees and expenses of its attorneys and its court costs.

SECTION 10.12 NO THIRD-PARTY BENEFICIARIES. This Agreement shall benefit only Purchaser and Seller and no other person or entity shall have any rights hereunder.

ECTION 10.13 NO DISCLOSURE. Except as may be required by law, without the prior written consent of the other party, neither Purchaser nor Seller shall disclose to any third party the existence of this Agreement or any term or condition thereof, subject to Section 10.14 and provided that the terms of this Agreement may be disclosed by either Purchaser or Seller to their respective directors and management teams, their respective employees and outside attorneys, auditors and advisors who have been engaged to work on the subject transaction, and to the extent required or appropriate, lenders and other third parties who may have consent or approval rights with respect to the subject transactions, including the Project Lenders and the parties' respective financing sources.

SECTION 10.14 PUBLIC NOTICES. Any press release and other public notice to be released by either party hereto disclosing the transactions contemplated hereby and/or the consummation thereof shall first be submitted to the other party for review and comment, and each party shall reasonably cooperate in addressing the concerns of the other with respect to the nature and content of such disclosure (except and to the extent any such disclosure may be required by law).

SECTION 10.15 SCHEDULES AND EXHIBITS. All Schedules and Exhibits attached to this Agreement are an integral part of this Agreement and the term "Agreement" shall include all such Schedules and Exhibits.

SECTION 10.16  INTERPRETATION.

  (a) The headings and captions herein are inserted for the convenience of reference only and the same shall not limit or construe the paragraphs or Sections to which they apply or otherwise affect the interpretation hereof.

  (b) The terms "hereby," "hereof," "hereto," "herein," "hereunder" and any similar terms shall refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement.

  (c) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words importing the singular number shall mean and include the plural number and vice versa.

  (d) Words importing persons shall include firms, associations, partnerships (including limited partnerships), limited liability companies, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

  (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

         IN WITNESS WHEREOF, Purchaser and Seller have executed and delivered this Agreement as of the date set forth above.


PURCHASER:                                                  SELLER:

THE MILLS LIMITED PARTNERSHIP                               SIMON PROPERTY GROUP, L.P.

By: THE MILLS CORPORATION, general partner                  By:  SIMON PROPERTY GROUP, INC., general partner


    By:  /s/ LAURENCE C. SIEGEL                                  By:  /s/ DAVID SIMON
         -----------------------------------------                    --------------------------------
         Name: Laurence C. Siegel                                     Name: David Simon
         Its:  Chairman of the Board of                               Its:  Chief Executive Officer
               Directors, Chief Executive Officer


                                                            M.S. MANAGEMENT ASSOCIATES, INC.


                                                                 By:  /s/ DAVID SIMON
                                                                      --------------------------------
                                                                      Name: David Simon
                                                                      Its:  Chief Executive Officer


                                                            SIMON PROPERTY GROUP (TEXAS), L.P.

                                                            By: SIMON PROPERTY GROUP, INC., general partner


                                                                 By:  /s/ DAVID SIMON
                                                                      --------------------------------
                                                                      Name: David Simon
                                                                      Its:  Chief Executive Officer


                                                            SPG REALTY CONSULTANTS, L.P.

                                                            By: SIMON PROPERTY GROUP, INC., general partner

                                                                 By:  /s/ DAVID SIMON
                                                                      --------------------------------
                                                                      Name: David Simon
                                                                      Its:  Chief Executive Officer


DEFINED TERMS

AGREEMENT.........................................................................................................3
APPROVAL DEADLINE................................................................................................12
ARIZONA MILLS.....................................................................................................3
ARIZONA MILLS SIMON OWNERSHIP INTERESTS...........................................................................4
ARIZONA MILLS VENTURE COMPANY.....................................................................................4
ARUNDEL MILLS.....................................................................................................3
ASSIGNMENT OF MEMBERSHIP INTERESTS...............................................................................14
ASSIGNMENT OF PARTNERSHIP INTERESTS..............................................................................14
BACK-UP INDEMNITY................................................................................................10
CANDLESTICK MILLS.................................................................................................3
CASH BALANCE......................................................................................................6
CLOSING..........................................................................................................13
CLOSING DATE.....................................................................................................14
CONCORD MILLS.....................................................................................................3
CORPORATIONS......................................................................................................4
DELAYED PROJECT..................................................................................................12
ERISA.............................................................................................................7
ESCROWEE.........................................................................................................14
G-2 BLOCK.........................................................................................................5
G-2 CLOSING DATE..................................................................................................5
G-2 COMMISSION....................................................................................................6
G-2 LETTER AGREEMENT..............................................................................................5
G-2 NOTE..........................................................................................................5
GRAPEVINE MILLS...................................................................................................3
HOUSTON/INTERFIN MODIFICATION DOCUMENTS...........................................................................9
HOUSTON/INTERFIN RESTRICTIVE COVENANT.............................................................................9
HOUSTON/INTERFIN SITE.............................................................................................3
INITIAL CLOSING..................................................................................................12
INTERFIN DEVELOPMENT COMPANIES....................................................................................4
KAN AM............................................................................................................9
KAN AM ASSUMPTION AGREEMENT.......................................................................................6
KAN AM CONSENTS...................................................................................................9
KATY MILLS........................................................................................................9
LENDER CONSENTS...................................................................................................9
LIENS.............................................................................................................7
LOAN DOCUMENTS...................................................................................................11
MASTER AGREEMENT..................................................................................................3
MASTER AGREEMENT TERMINATION.....................................................................................14
MILLS.............................................................................................................3
MILLS INTEREST HOLDER.............................................................................................4
MORTGAGE LOAN.....................................................................................................9
NON-COMPETE AGREEMENT............................................................................................15
ONTARIO MILLS.....................................................................................................3


OPERATING AGREEMENTS..............................................................................................4
ORGANIZATIONAL DOCUMENTS..........................................................................................4
OUTSIDE APPROVAL DEADLINE........................................................................................13
PARTNERSHIP AGREEMENTS............................................................................................4
PARTNERSHIPS......................................................................................................4
POTENTIAL DEVELOPMENTS............................................................................................3
PRE-CLOSING DISCLOSURE............................................................................................8
PRE-EMPTIVE RIGHTS................................................................................................7
PRO RATA PURCHASE RIGHTS.........................................................................................11
PROJECT...........................................................................................................3
PROJECT LENDERS...................................................................................................9
PROJECT PURCHASE PRICE............................................................................................5
PROJECTS..........................................................................................................3
PRO-RATA PURCHASE PROVISIONS.....................................................................................11
PURCHASE PRICE....................................................................................................5
PURCHASER.........................................................................................................3
SELLER............................................................................................................3
SHAREHOLDER AGREEMENTS............................................................................................4
SIMON.............................................................................................................3
SIMON KAN AM GUARANTIES..........................................................................................10
SIMON KAN AM RELEASES............................................................................................10
SIMON LOAN GUARANTIES.............................................................................................9
SIMON LOAN RELEASES..............................................................................................10
SIMON MASTER AGREEMENT RIGHTS.....................................................................................4
SIMON OWNERSHIP INTEREST..........................................................................................4
TRG..............................................................................................................11
VENTURE COMPANIES.................................................................................................4



                                       2